COMPUTATION OF EARNINGS PER SHARE


                                                           Six Months Ended March 31
                                                              1998              1997

Weighted average shares outstanding
         Common stock                                       4,555,540            3,170,540
         Common stock equivalents                             431,911              258,947
                                                       ---------------      ---------------


Weighted average common shares and
     equivalents                                            4,987,451            3,429,487
                                                       ===============      ===============


Net income                                               $    120,628        $  1,050,315
                                                       ===============      ===============

Net income per share:
         Basic                                         $        0.03        $        0.33
         Diluted                                       $        0.02        $        0.31


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